SCHEDULE A DATED FEBRUARY 21, 2002
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                              DATED APRIL 28, 1996
                                     BETWEEN
                                  TURNER FUNDS
                                       AND
                        TURNER INVESTMENT PARTNERS, INC.


Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

      PORTFOLIO                                    FEE (IN BASIS POINTS)
      ---------                                    ---------------------
Large Cap Growth Equity Fund
Disciplined Large Cap Growth Fund         0.60% of the average daily net assets
Midcap Growth Fund                        0.75% of the average daily net assets
Small Cap Fund                            1.00% of the average daily net assets
Micro Cap Growth Fund                     1.00% of the average daily net assets
Large Cap Value Fund                      0.74% of the average daily net assets
Midcap Value Fund                         0.74% of the average daily net assets
Small Cap Value Fund                      0.85% of the average daily net assets
Technology Fund                           1.10% of the average daily net assets*
Top 20 Fund                               1.10% of the average daily net assets*
Global Top 40 Fund                        1.00% of the average daily net assets*
New Enterprise Fund                       1.10% of the average daily net assets*
Future Financial Services Fund            1.00% of the average daily net assets*
New Energy & Power Technology Fund        1.00% of the average daily net assets*
Healthcare & Biotechnology Fund           1.00% of the average daily net assets*
Tax Managed US Equity Fund                0.75% of the average daily net assets
Core Fixed Income Fund                    0.45% of the average daily net assets
Core High Quality Fixed Income Fund       0.50% of the average daily net assets
Ultra Short Duration Fixed Income Fund    0.25% of the average daily net assets
Short Duration Fixed Income Funds         0.25% of the average daily net assets
International Opportunities Fund          1.00% of the average daily net assets*
International Discovery Fund              1.10% of the average daily net assets*
Top 20 Value Fund                         1.00% of the average daily net assets*

* The advisory fee is subject to a performance adjustment based on the Fund's performance relative to the performance of such Fund's comparative index.